CDI Corp. Reports Fourth Quarter and Full Year 2016 Results

PHILADELPHIA, March 8, 2017 /PRNewswire/ -- CDI Corp. (NYSE: CDI), (the "Company") today reported results for the fourth quarter and full year ended December 31, 2016.

"We are pleased to see the benefit of our efficiency and cost management actions on our operating expenses and cash flows in the fourth quarter, providing a stronger foundation for our future success," stated President and Interim Chief Executive Officer Michael S. Castleman. "As we enter 2017, the entire CDI team remains squarely focused on our transformation. Through targeted programs that leverage inherent strengths of the CDI platform, we are aligned on our primary mission: to deliver profitable growth and thereby generate improved investor returns."

Fourth Quarter and Full-Year 2016 Overview

  Fourth quarter revenue of $183.9 million versus $236.6 million in fourth quarter 2015, or $211.5 million in fourth quarter 2015 excluding CDI AndersElite Limited ("Anders"), which was sold in September 2016
  Fourth quarter net loss attributable to CDI of $1.5 million, or $(0.08) per diluted share, versus net loss attributable to CDI of $17.1 million in fourth quarter 2015, or $(0.87) per diluted share
  Fourth quarter adjusted EBITDA1 of $0.5 million versus $0.4 million in prior year
  Fourth quarter cash flow from operating activities of $7.0 million
  Full-year 2016 revenue of $864.4 million versus $985.5 million in 2015; Excluding Anders, full-year 2016 revenue was $805.1 million versus $880.5 million in 2015
  Full-year 2016 net loss attributable to CDI of $31.6 million, or $(1.66) per diluted share, versus net loss attributable to CDI of $37.0 million, or $(1.88) per diluted share for 2015
  Full-year adjusted EBITDA1 loss of $2.1 million versus adjusted EBITDA1 of $13.2 million in 2015
  Full-year cash flow from operating activities of $13.5 million.

Summary Results from Operations for the Fourth Quarter 2016

For the fourth quarter 2016, revenue of $183.9 million was down 13.1% compared to the prior-year fourth quarter, adjusting for the sale of Anders. Revenues declined for Enterprise Talent, Engineering Solutions and MRI, partially offset by an increase in Specialty Talent & Technology Solutions.

Enterprise Talent revenue of $95.3 million compares to prior-year fourth quarter revenue of $138.3 million, or $113.3 million excluding Anders, a decline of 15.8%.

1 Adjusted EBITDA excludes from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment charges, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition and litigation items, gain from the sale of a non-operating corporate asset, impairment related costs and sales and use tax recovery benefit. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Engineering Solutions revenue of $58.0 million compares to prior-year fourth quarter revenue of $67.0 million, or a decline of 13.4%. Government Services revenue grew 9.8% year-over-year, offset by revenue declines in Energy, Chemicals and Infrastructure (EC&I) and Aerospace and Industrial Equipment (AIE) of 20.8% and 16.7%, respectively.

Specialty Talent & Technology Solutions revenue of $18.5 million, which includes the contribution from EdgeRock acquired on October 6, 2015, compares to prior-year fourth quarter revenue of $18.1 million, or an increase of 2.0%. Specialty Talent grew 3.3%, while Technology Solutions grew 0.2%.

Management Recruiters International, Inc. (MRI) revenue of $12.0 million compares to prior-year fourth quarter revenue of $13.2 million, or a decline of 8.4%. Royalty & Franchise Fees declined 12.2% while Contract Staffing declined 7.3%.

Gross profit of $36.2 million compares to prior-year fourth quarter gross profit of $44.7 million, or $40.6 million when excluding Anders, a decline of $4.4 million, or 10.8%. Gross margin, when excluding Anders, expanded 50 basis points year-over-year, to 19.7%.

The Company reported an operating loss in the fourth quarter of $2.3 million compared to an operating loss of $8.8 million in the year-ago quarter.

Operating and administrative expenses in the fourth quarter were $38.5 million versus prior-year fourth quarter of $49.9 million, or $44.9 million when excluding Anders, an improvement of $6.4 million, or 14.3%.

More detailed segment data are included in the tables accompanying this release and in the Company's Form 10-K Report.

Balance Sheet and Liquidity

CDI ended the year with $3.2 million in cash and cash equivalents versus $16.9 million at the end of 2015 and $10.2 million at the end of the third quarter 2016. The company had no debt outstanding as of December 31, 2016, versus $18.8 million outstanding at December 31, 2015, and $15.0 million outstanding at September 30, 2016. Cash flow from operating activities for the full year was $13.5 million in 2016 versus $14.3 million in 2015. Liquidity, including availability under CDI's bank and credit facilities, totaled $125.5 million at December 31, 2016, versus $137.6 million at the end of 2015 and $120.6 million at September 30, 2016.

Business Outlook and Strategy to Unlock CDI's Potential

The Company expects revenue for the first quarter of 2017 to range from $180 million to $185 million. This guidance reflects slower activity experienced in the first part of the quarter, consistent with that experienced in the late part of the 2016 fourth quarter, followed by increased activity levels across multiple segments, including Enterprise Talent, beginning in late January. However, overall demand trends among large clients and programs remain uncertain.

Entering 2016, the Company announced a strategy to create extraordinary outcomes for clients by delivering solutions based on skilled technical and professional talent. This strategy, which remains our focus, is based on four pillars of CDI strength:

  An ability to identify and recruit skilled technical talent, as evidenced by the Company's approximate four thousand internal and external billable employee hires in 2016;
  Deep industry and technical expertise aligned with positive secular trends in the technology, energy, industrial, aerospace and government sectors;
  A long-established capability to deliver complex technical solutions through project and managed services, with approximately two thousand technical specialists currently in-house; and
  A formidable, blue chip client base, with the Company's top 20 commercial clients having an average relationship tenure of 14 years; sixteen of those top 20 clients are members of the domestic or global Fortune 500.

During 2017, the Company is accelerating its transformation through increased sales and operational discipline. This discipline is embodied in five enterprise-wide programs currently being executed to accelerate growth and deliver improved profitability. These include:

  Increase client and vertical industry penetration through corporate strategic and key account management;
  Extend multiple engineering and technology service lines to the large federal government sector, including both civilian and defense agencies;
  Integrate our Specialty Talent and Technology Solutions units under the EdgeRock brand and pursue a coordinated go-to-market strategy around high-value IT applications, infrastructure and service management;
  Create a single talent acquisition Center of Excellence serving all CDI operations as an engine for service and client growth; and
  Unify operating platforms and support organizations to reduce cost and complexity while improving effectiveness throughout the enterprise.

Webcast

At 4:30 p.m. Eastern Time on March 8, 2017, Michael S. Castleman, President and Interim CEO, will host a webcast to discuss the fourth quarter and full year 2016 results and business outlook. The webcast can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on skilled technical and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions and MRI. We provide engineering and information technology solutions encompassing managed, project and talent services. Our clients are in multiple industries, including energy, chemicals, infrastructure, aerospace, industrial equipment, technology, and also include municipal and state governments, and the U.S. Department of Defense. We have offices and delivery centers in the U.S. and Canada. In addition, we also provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow, and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' projects or the inability of our clients to pay our fees; the termination of one or more major client contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large clients; the failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisitions and divestitures we may do; delays or reductions in government spending; credit risks associated with our clients; competitive market pressures; foreign currency fluctuations; restrictions on the availability of funds and on our activities under our asset-based, secured credit facility; the availability, retention and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, client, government, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the United States Securities and Exchange Commission (SEC), particularly in the "Risk Factors" section in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law. Unless the context otherwise requires, all references herein to "CDI," the "Registrant," the "Company," "we," "us" or "our" are to CDI Corp. and its consolidated subsidiaries.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment charges, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition and litigation items, gain from the sale of a non-operating corporate asset, impairment related costs and sales and use tax recovery benefits and Adjusted EPS which excludes from diluted earnings per common share impairment charges, restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition and litigation items, amortization of acquired intangibles, gain on sale of non-operating asset, impairment related costs, sales and use tax recovery benefit and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES
(Amounts in tables are in thousands, except per share amounts and percentages)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Consolidated Statements of Operations:	2016	2015	2016	2015

Revenue	$183,890	$236,553	$864,367	$985,494
Cost of services	147,673	191,896	702,247	800,593
Gross profit	36,217	44,657	162,120	184,901
Operating and administrative expenses (1), (2), (3)	38,498	49,863	177,535	187,433
Restructuring and other related costs (4)	—	3,604	3,767	4,217
Impairment (5)	—	—	—	21,537
Loss on disposition of business interests (6)	—	—	11,301	310
Operating loss	(2,281)	(8,810)	(30,483)	(28,596)
Other income (expense), net	(275)	(538)	(988)	61
Loss before income taxes	(2,556)	(9,348)	(31,471)	(28,535)
Income tax expense (benefit) (7)	(1,102)	7,766	102	8,551
Net loss	(1,454)	(17,114)	(31,573)	(37,086)
Less: Loss attributable to the noncontrolling interest	—	—	—	(83)
Net loss attributable to CDI	$(1,454)	$(17,114)	$(31,573)	$(37,003)

Earnings (loss) per common share:
Basic and Diluted	$(0.08)	$(0.87)	$(1.66)	$(1.88)
Weighted-average shares outstanding - Basic and Diluted	18,654	19,701	19,031	19,676

	December 31,
Selected Balance Sheet Data:	2016	2015

Cash and cash equivalents	$3,165	$16,932
Accounts receivable, net	178,365	205,685
Total current assets	196,368	240,320
Total assets	289,292	339,097
Total current liabilities	80,870	103,783
Total CDI shareholders' equity	188,976	221,243

	Year ended
	December 31,
Selected Cash Flow Data:	2016	2015

Net cash provided by operating activities	$13,493	$14,265
Depreciation and amortization	10,300	11,679
Capital expenditures	7,591	7,940
Stocks repurchased under stock repurchase program	7,255	—
Dividends paid to shareholders	—	10,235

	Three months ended		Year ended
	December 31,		December 31,
Selected Earnings and Other Financial Data:	2016	2015	2016	2015

Gross margin	19.7%	18.9%	18.8%	18.8%
Operating and administrative expenses as a percentage of revenue	20.9%	21.1%	20.5%	19.0%
Operating margin	(1.2)%	(3.7)%	(3.5)%	(2.9)%
Effective income tax rate (7)	43.1%	(83.1)%	(0.3)%	(30.0)%

	Three months ended		Year ended
	December 31,		December 31,
Selected Segment Data:	2016	2015	2016	2015

Enterprise Talent
Revenue:
North America Staffing	$95,338	$113,277	$436,653	$490,986
UK Staffing	—	25,005	59,302	104,977
Total revenue	$95,338	$138,282	$495,955	$595,963
Gross profit	$10,599	$16,177	$56,362	$71,928
Gross margin	11.1%	11.7%	11.4%	12.1%
Operating profit (loss) (3), (4), (5), (6)	$2,118	$238	$(7,504)	$(1,448)
Operating margin	2.2%	0.2%	(1.5)%	(0.2)%

Specialty Talent and Technology Solutions
Revenue:
Specialty Talent	$10,584	$10,242	$42,016	$10,242
Technology Solutions	7,887	7,873	32,915	31,188
Total revenue	$18,471	$18,115	$74,931	$41,430
Gross profit	$5,660	$5,853	$22,108	$13,432
Gross margin	30.6%	32.3%	29.5%	32.4%
Operating profit (loss) (1), (3), (4)	$83	$(626)	$(483)	$731
Operating margin	0.4%	(3.5)%	(0.6)%	1.8%

Engineering Solutions
Revenue:
Energy, Chemicals and Infrastructure (EC&I)	$30,803	$38,888	$130,376	$175,232
Aerospace and Industrial Equipment (AIE)	11,402	13,692	49,238	59,881
Government Services	15,834	14,424	63,684	59,828
Total revenue	$58,039	$67,004	$243,298	$294,941
Gross profit	$14,098	$16,134	$59,210	$73,391
Gross margin	24.3%	24.1%	24.3%	24.9%
Operating loss (2), (3), (4), (5)	$(1,504)	$(3,227)	$(10,238)	$(12,840)
Operating margin	(2.6)%	(4.8)%	(4.2)%	(4.4)%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$9,267	$9,992	$38,252	$40,044
Royalties and Franchise Fees	2,775	3,160	11,931	13,116
Total revenue	$12,042	$13,152	$50,183	$53,160
Gross profit	$5,860	$6,493	$24,440	$26,150
Gross margin	48.7%	49.4%	48.7%	49.2%
Operating profit (3), (4)	$1,214	$1,055	$3,980	$6,012
Operating margin	10.1%	8.0%	7.9%	11.3%

	Three months ended		Year ended
	December 31,		December 31,
Non-GAAP Financial Measures:	2016	2015	2016	2015

Adjusted EBITDA (8)	$498	$365	$(2,127)	$13,184
Adjusted EBITDA margin (8)	0.3%	0.2%	(0.2)%	1.3%
Adjusted operating expenses (8)	$35,701	$44,140	$164,338	$171,539
Adjusted EPS (8)	$(0.06)	$(0.06)	$(0.26)	$0.04

(1)

In the first quarter of 2016, the Company's Specialty Talent and Technology Solutions segment recorded a benefit to "Operating and administrative expenses" of $0.8 million for the reversal of the earnout liability related to the acquisition of EdgeRock Technologies, LLC.

(2)

In the nine months ended September 30, 2016, the Company's Engineering Solutions segment recorded a charge to "Operating and administrative expenses" of $1.0 million related to project-related disputes.

(3)	The following table summarizes the amount of depreciation and amortized recognized by reporting segment for the indicated periods:

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Depreciation and amortization:
Enterprise Talent	$161	$328	$1,070	$1,253
Specialty Talent and Technology Solutions	456	2,250	2,632	2,483
Engineering Solutions	1,045	1,277	4,630	5,724
MRI	70	68	275	295
Corporate	457	445	1,693	1,924
Total Depreciation and amortization	$2,189	$4,368	$10,300	$11,679

(4)

The following table summarizes the amount of "Restructuring and other related costs" in the consolidated statements of operations related to certain restructuring plans by reporting segment for the indicated periods:

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Restructuring and other related costs:
Enterprise Talent	$—	$706	$433	$1,084
Specialty Talent and Technology Solutions	—	130	215	130
Engineering Solutions	—	1,918	2,690	2,153
MRI	—	—	206	—
Corporate	—	850	223	850
Total restructuring and other related costs	$—	$3,604	$3,767	$4,217

(5)

In the third quarter of 2015, the Company recorded an aggregate charge of $21.5 million to "Impairment" related to the impairment of goodwill comprised of $10.7 million in Enterprise Talent and $10.4 million in Engineering Solutions and $0.5 million related to the impairment of certain fixed assets in Engineering Solutions.

(6)

In the third quarter of 2016, the Company's Enterprise Talent segment recorded a loss of $11.3 million related to the loss on disposition of
CDI AndersElite Limited (Anders), the Company's UK staffing and recruitment business.

(7)

In the fourth quarter of 2015, the Company recorded a valuation allowance for deferred tax assets in the amount of $11.8 million. During
2016 and 2015, the Company recorded valuation allowances for deferred tax assets in the amounts of $11.0 million and $15.0 million, respectively.

(8)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted
EBITDA is calculated by excluding from net income loss attributable to CDI, interest, income taxes, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition of business interests, acquisition-related costs, reserve for project-related disputes, earnout adjustments, gain on sale of non-operating corporate asset, impairment related costs and sales and use tax recovery benefit. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition of business interests" in the consolidated statements of operations, depreciation and amortization expense, impairment, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition of business interests, acquisition-related costs, reserve for project-
related disputes, earnout adjustments, impairment related costs and sales and use tax recovery benefit. Adjusted EPS excludes from diluted earnings per common share, impairment, restructuring and other related costs, leadership transition costs, loss on disposition of business interests, acquisition-related costs, amortization of acquired intangibles, reserve for project-related disputes, earnout adjustments, gain on sale of non-operating corporate asset, impairment related costs, sales and use tax recovery benefit and related income tax effect, including certain deferred tax adjustments. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Net loss attributable to CDI to Adjusted EBITDA:
Net loss attributable to CDI	$(1,454)	$(17,114)	$(31,573)	$(37,003)
Interest expense, net	257	386	1,079	518
Income tax expense	(1,102)	7,766	102	8,551
Depreciation and amortization	2,189	4,368	10,300	11,679
Impairment (a)	—	—	—	21,537
Restructuring and other related costs (b)	—	3,604	3,767	4,217
Share-based compensation (c)	483	499	1,994	2,202
Leadership transition (d)	—	—	475	113
Loss on disposition of business interests (e)	—	—	11,301	310
Acquisition-related (f)	125	1,231	274	2,275
Reserve for project-related disputes (g)	—	—	1,000	—
Earnout adjustments (h)	—	—	(846)	—
Gain on sale of non-operating corporate asset (i)	—	—	—	(840)
Impairment related costs (j)	—	150	—	150
Sales and use tax recovery benefit (k)	—	(525)	—	(525)
Adjusted EBITDA	$498	$365	$(2,127)	$13,184
Adjusted EBITDA margin	0.3%	0.2%	(0.2)%	1.3%

Operating expenses to Adjusted operating expenses:
Operating expenses (l)	38,498	53,467	192,603	213,497
Depreciation and amortization	2,189	4,368	10,300	11,679
Impairment (a)	—	—	—	21,537
Restructuring and other related costs (b)	—	3,604	3,767	4,217
Share-based compensation (c)	483	499	1,994	2,202
Leadership transition (d)	—	—	475	113
Loss on disposition of business interests (e)	—	—	11,301	310
Acquisition-related (f)	125	1,231	274	2,275
Reserve for project-related disputes (g)	—	—	1,000	—
Earnout adjustments (h)	—	—	(846)	—
Impairment related costs (j)	—	150	—	150
Sales and use tax recovery benefit (k)	—	(525)	—	(525)
Adjusted operating expenses	$35,701	$44,140	$164,338	$171,539

EPS to Adjusted EPS:
Earnings per common share - diluted	$(0.08)	$(0.87)	$(1.66)	$(1.88)
Impairment (a)	—	—	—	1.09
Restructuring and other related costs (b)	—	0.18	0.20	0.21
Leadership transition (d)	—	—	0.03	0.01
Loss on disposition of business interests (e)	—	—	0.59	0.01
Acquisition-related (f)	0.01	0.06	0.01	0.12
Amortization of acquired intangibles (m)	0.02	0.11	0.12	0.11
Reserve for project-related disputes (g)	—	—	0.05	—
Earnout adjustments (h)	—	—	(0.04)	—
Gain on sale of non-operating corporate asset (i)	—	—	—	(0.04)
Impairment related costs (j)	—	0.01	—	0.01
Sales and use tax recovery benefit (k)	—	(0.03)	—	(0.03)
Income tax effect (n)	(0.01)	0.48	0.44	0.43
Adjusted EPS	$(0.06)	$(0.06)	$(0.26)	$0.04

(a)	Represents "Impairment" in the consolidated statements of operations related to the impairment of goodwill, certain fixed assets, definite- lived intangibles and other assets.
(b)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013, 2014 and 2015.
(c)	Represents share-based compensation expense included in "Operating and administrative expenses" in the consolidated statements of operations.
(d)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expenses" in the consolidated statements of operations.
(e)

Represents "Loss on disposition of business interests" in the consolidated statements of operation related to the disposition of the
Company's UK Staffing and recruitment business in the Company's Enterprise talent segment and the controlling interest in a Mexico-
based engineering design company in the Company's Engineering Solutions segment.

(f)	Represents incremental costs associated with the acquisition of a business included in "Operating and administrative expenses" in the consolidated statements of operations.
(g)	Represents the impact to "Operating and administrative expenses" in the consolidated statements of operations related to an increase in reserves for project-related disputes.
(h)	Represents a benefit from earnout adjustments associated with the acquisition of a business included in "Operating and administrative expenses" in the consolidated statement of operations.
(i)	Represents the gain on sale of non-operating corporate asset included in "Other income (expense), net" in the consolidated statements of operations.
(j)	Represents third-party valuation and related consulting fees associated with the impairment included in "Operating and administrative expenses" in the consolidated statements of operations.
(k)	Represents a net recovery on settlement of 2007 to 2011 Pennsylvania sales and use tax included in "Operating and administrative expenses" in the consolidated statements of operations.
(l)

Operating expenses includes "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition of business interests" in the consolidated statements of operations.

(m)

Represents the EPS impact to "Operating and administrative expense" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(n)

Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments. Also, in the third quarter of 2016 and fourth quarter of 2015, the Company recorded valuation allowances for deferred tax assets in the amounts of $8.9 million and $11.8 million, respectively.

Summary of Historical Impact of Anders on Reported Results

Supplemental Non-GAAP Financial Measures:
	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue excluding Anders (i)	$183,890	$211,548	$805,065	$880,517
Gross Profit excluding Anders (i)	36,217	40,584	152,362	167,322
Operating and administrative expenses excluding Anders (i), (ii)	38,498	44,925	165,993	167,930
Depreciation and amortization excluding Anders (i)	2,189	4,198	9,862	11,057

(i)

Revenue excluding Anders, Gross profit excluding Anders, Operating and administrative expenses excluding Anders, and Depreciation and amortization excluding Anders are non-GAAP financial measures. Revenue, Gross profit, Operating and administrative expenses and
Depreciation and amortization excluding Anders, excludes from the Company's consolidated revenue, gross profit, operating and administrative expenses and depreciation and amortization, the revenue, gross profit, operating and administrative expenses, depreciation and amortization of UK-based AndersElite Limited.  See reconciliation of these supplemental non-GAAP financial measures to U.S. GAAP financial measures below.

(ii)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, leadership transition costs, acquisition-related costs, reserve for project-related disputes and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

Reconciliations of Supplemental non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue to Revenue excluding Anders:
Revenue	$183,890	$236,553	$864,367	$985,494
Anders Revenue	—	25,005	59,302	104,977
Revenue excluding Anders	$183,890	$211,548	$805,065	$880,517

Gross Profit to Gross Profit excluding Anders:
Gross profit	$36,217	$44,657	$162,120	$184,901
Anders Gross profit	—	4,073	9,758	17,579
Gross profit excluding Anders	$36,217	$40,584	$152,362	$167,322

Operating and Administrative Expenses to Operating and Administrative Expenses excluding Anders:
Operating and administrative expenses (*)	$38,498	$49,863	$177,535	$187,433
Anders Operating and administrative expenses	—	4,938	11,542	19,503
Operating and administrative expenses excluding Anders	$38,498	$44,925	$165,993	$167,930

Depreciation and Amortization to Depreciation and Amortization excluding Anders:
Depreciation and amortization	$2,189	$4,368	$10,300	$11,679
Anders Depreciation and amortization	—	170	438	622
Depreciation and amortization excluding Anders	$2,189	$4,198	$9,862	$11,057

(*)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, leadership transition costs, acquisition-related costs, reserve for project-related disputes and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

CONTACT: Investor Relations: Vance Edelson, ICR LLC, 215-278-8230, InvestorRelations@CDICorp.com